  EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-QSB of ADVENTRX Pharmaceuticals, Inc. (the “Company”) for the quarterly period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Evan M. Levine, Chief Executive Officer of the Company, and Steven M. Plumb, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ EVAN M. LEVINE

Evan M. Levine Chief Executive Officer
November 15, 2004
/s/ STEVEN M. PLUMB

Steven M. Plumb Chief Financial Officer November 15, 2004